UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 5, 2010

Local Insight Regatta Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-152302	20-8046735
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

188 Inverness Drive West, Suite 800 Englewood, Colorado	80112
(Address of principal executive offices)	(Zip code)

303-867-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2010, Local Insight Regatta Holdings, Inc. (the “Company”) announced that Linda A. Martin, the Company’s Chief Operating Officer, will take an unpaid personal leave of absence starting on November 1, 2010. Ms. Martin’s leave of absence is expected to last three or four months. During Ms. Martin’s absence, Marilyn B. Neal, Chairman of the Board of the Company and Executive Chairman of Local Insight Media Holdings, Inc. (“LIMH”), the Company’s indirect parent, will temporarily assume Ms. Martin’s operational responsibilities.

Biographical Information

Mrs. Neal, age 62, has served as the Company’s Chairman of the Board since November 2007. From November 2007 until December 2008, she also served as the Company’s President and Chief Executive Officer. She has served as Chairman of the Board of Local Insight Media, L.P. (an affiliate of the Company) and its predecessor since June 2006. She served as LIMH’s Chairman of the Board from June 2008 to December 2008. On December 31, 2008, she was appointed Executive Chairman of LIMH. From January 2003 until January 2006, she served as Executive Vice President and Chief Operating Officer of Dex Media, Inc. From 2000 until November 2002, Mrs. Neal served as Regional President, Transcoastal & National for Verizon Information Services, with responsibilities for Verizon’s Yellow Pages business in the western and northeastern United States. From 1974 to 2000, she held several positions with GTE Information Services, formerly GTE Directories, including Senior Vice President, Vice President of International, Vice President of Business Development and various other sales positions.

Employment Agreement

Mrs. Neal and LIMH are parties to an employment agreement pursuant to which Mrs. Neal provides services as LIMH’s Executive Chairman, with such customary responsibilities, duties and authority as may from time to time be assigned to Mrs. Neal by the LIMH Board of Directors, including services for one or more subsidiaries or affiliates of LIMH. Mrs. Neal’s employment agreement originally provided for an annual base salary of $400,000, subject to increase as determined by the LIMH Compensation Committee. On October 5, 2010, in view of the additional operational responsibilities being assumed by Mrs. Neal, the LIMH Compensation Committee increased Mrs. Neal’s annual base salary to $600,000, effective as of October 1, 2010. Under her employment agreement, Mrs. Neal is eligible to receive an annual cash incentive bonus equal to 100% of her base salary if threshold performance goals established by the LIMH Compensation Committee are met, and up to 150% of her base salary if stretch goals (as established by the LIMH Compensation Committee) are achieved. Mrs. Neal is also eligible to participate in benefit plans generally available to other senior executives and in any equity compensation plans approved by the LIMH Board of Directors, in each case subject to the terms and conditions of such plans and as may be approved by the LIMH Board of Directors.

Mrs. Neal’s employment agreement expires on January 2, 2012, and shall thereafter automatically be extended for successive one year periods unless either party gives notice of non-extension to the other party no later than 90 days prior to the expiration of the then-current term. The employment agreement may be sooner terminated: (i) upon Mrs. Neal’s death; (ii) by LIMH upon Mrs. Neal’s disability; (iii) by Mrs. Neal for any reason; or (iv) by LIMH for “cause.” LIMH will have “cause” to terminate Mrs. Neal’s employment upon: (i) her commission of any act or omission that results in, or that may reasonably be expected to result in, a conviction, plea of no contest or imposition of unadjudicated probation for any felony or crime involving moral turpitude; (ii) her commission at any time of any act of fraud, embezzlement, misappropriation, material misconduct or breach of fiduciary duty against LIMH; (iii) a willful failure to substantially perform her duties under her employment agreement (other than any such failure resulting from her disability) which is not remedied within 30 days after receipt of written notice thereof; (iv) her willful failure to carry out, or comply with, in any material respect any lawful and reasonable directive of the LIMH Board of Directors not inconsistent with the terms of her employment agreement which is not remedied within 30 days after receipt of written notice thereof; or (v) her unlawful use (including being under the influence) or possession of illegal drugs on LIMH’s premises or while performing her duties and responsibilities to LIMH.

Upon termination of Mrs. Neal’s employment for any reason, Mrs. Neal or her estate will be entitled to receive: (i) any unpaid base salary earned through the date of termination; (ii) any unpaid reimbursable business expenses; (iii) any accrued vacation pay; and (iv) any amount arising from her participation in, or benefits under, any employee benefit plans, programs or arrangements, payable in accordance with the terms and conditions of the employee benefit plans, programs or arrangements (including, if applicable, any death benefits). However, if Mrs. Neal’s employment is terminated due to disability and at such time LIMH has in place a long-term disability plan, then in lieu of annual base salary during such period of disability, she will be entitled to receive the applicable long-term disability benefits pursuant to such plan.

No other payments are required to be made to Mrs. Neal upon the termination of her employment with LIMH or upon a change in control of the Company or LIMH.

Option Plan Participation

Mrs. Neal has been awarded options under the LIMH 2008 Stock Option Plan (the “Option Plan”). Pursuant to the Option Plan, eligible employees and directors of and consultants to LIMH and its direct and indirect subsidiaries (including the Company) may be granted options to purchase shares of common stock of LIMH. The LIMH Compensation Committee is responsible for administering the Option Plan and has authority to approve the terms of all grants of equity compensation under the Option Plan.

The following table sets forth, for Mrs. Neal, information concerning unexercised options to purchase shares of common stock of LIMH as of the date hereof. All such options were awarded under the Option Plan.

	Option Awards
Name	Number of Securities Underlying	Number of Securities Underlying	Option Exercise Price	Option Expiration Date
	Unexercised Options - Exercisable	Unexercised Options - Unexercisable
Marilyn B. Neal	2,809.375	595.625	$1,342.31	August 1, 2018
	526.75	75.25	$951.99	July 23, 2016

The stock option agreements governing the stock options awarded to Mrs. Neal under the Option Plan provide that all options thereunder shall become fully vested and exercisable immediately prior to any “Change in Control” (as defined in such stock option agreements), contingent upon the consummation of such Change in Control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant, Local Insight Regatta Holdings, Inc., has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 6, 2010

LOCAL INSIGHT REGATTA HOLDINGS, INC.

By:	/s/ JOHN S. FISCHER
Name: John S. Fischer
Title: General Counsel and Secretary